SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 1, 2004


                         WORLD MONITOR TRUST--SERIES B
            (Exact name of registrant as specified in its charter)
                                   Delaware
                (State or other jurisdiction of incorporation)


                 0-25787                                13-3985041
         (Commission File Number)            (IRS Employer Identification No.)

            Two American Lane
          Greenwich, Connecticut                           06831
 (Address of principal executive offices)               (Zip Code)

                               (203) 861-1000
             (Registrant's telephone number, including area code)

                        One New York Plaza, 13th Floor
                           New York, New York 10292
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         Item 4.01.     Change in Registrant's Certifying Accountant

                  On October 1, 2004 and contemporaneously with the change of control of World Monitor Trust--Series B, a Delaware statutory trust (the "Registrant"), the new managing owner of the Registrant, Preferred Investment Solutions Corp., a Connecticut corporation (the "Managing Owner" or "Preferred Investment"), arranged for the Registrant to engage Arthur F. Bell, Jr. & Associates, L.L.C. as the Registrant's independent registered public accounting firm, and dismissed PricewaterhouseCoopers LLP (the "Former Accountant"). The Former Accountant's term as the Registrant's independent registered public accounting firm will cease upon completion of procedures regarding the Registrant's unaudited interim financial statements as of September 30, 2004 and for the three- and nine-month periods then ended.

                  The decision to change accountants was determined by the board of directors of the Managing Owner on behalf of the Registrant.

                  The Former Accountant's report on the Registrant's financial statements as of and for the two most recent fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the Registrant's fiscal years ended December 31, 2003 and 2002 and through October 1, 2004, the Managing Owner is not aware of any disagreements between the Registrant and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference thereto in their reports on the financial statements of the Registrant for such years. During the fiscal years ended December 31, 2003 and 2002 and through October 1, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         Item 5.01.     Changes in Control of Registrant

                  As of October 1, 2004, the Managing Owner acquired from Prudential Securities Group Inc., a Delaware corporation ("PSG"), all of the outstanding stock of Prudential Securities Futures Management Inc., a Delaware corporation ("PSFMI"). Immediately after such acquisition, PSFMI was merged with and into Preferred Investment.

                  PSFMI was the sole managing owner of the Registrant. Accordingly, following Preferred Investment's acquisition of PSFMI and PSFMI's merger with and into Preferred Investment, Preferred Investment became the successor managing owner of the Registrant. Pursuant to the Registrant's Declaration of Trust and Trust Agreement, the Managing Owner manages the Registrant. The Managing Owner holds the Registrant's general interests. (The general interest are not a class of equity of the Registrant that is registered under the Securities Exchange Act of 1934.)

                  PSFMI held interests in other assets and investments besides PSFMI's managing owner interest in the Registrant. In this transaction, the Managing Owner also acquired from PSG all of the outstanding stock of Seaport Futures Management, Inc., a Delaware corporation ("SFMI"). The purchase price was negotiated as a single transaction, and not as a series of separate transactions. The purchase price that the Managing Owner paid PSG for the PSFMI and SFMI stock did not reflect, and was not limited to, only PSFMI's interest in the Registrant, and accordingly in this transaction there was not a separate identifiable purchase price with respect to PSFMI's interest in the Registrant.

                  The primary source of funds for the Managing Owner's acquisition of the PSFMI stock were loans made by European American Investment Bank and by an individual associated



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with European American Investment Bank. Most of the purchase price was paid at the closing and funded by the loans. A relatively small portion of the purchase price will be payable post-closing (and subsequent to the date hereof), and the Managing Owner anticipates that such post-closing amount may be funded by the Managing Owner's working capital.




Item 9.01.           Financial Statements and Exhibits


(c) Exhibits

Exhibit No.          Description

3(ii) Third Amended and Restated Declaration of Trust and Trust Agreement, dated as of October 1, 2004.

16                   Letter re change in certifying accountant.



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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WORLD MONITOR TRUST--SERIES B



Date:  October 7, 2004              By:   Preferred Investment Solutions Corp.
                                    Its:  Managing Owner


                                    By:   /s/ Esther E. Goodman
                                        --------------------------------------
                                        Name:   Esther E. Goodman
                                        Title:  Senior Executive Vice President
                                                and Chief Operating Officer

                                    By:   /s/ Kenneth A. Shewer
                                        --------------------------------------
                                        Name:   Kenneth A. Shewer
                                        Title:  Chairman